EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO (18 U.S.C. SECTION 1350)

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of ActivIdentity Corporation on Form 10-Q for the fiscal quarter ended December 31, 2007 as filed with the Securities and Exchange Commission (Report), for the purpose of complying with Rule 13a—14(b) or Rule 15d—14(b) of the Securities Exchange Act of 1934 (Exchange Act” and section 1350 of chapter 63 of Title 18 of the United States Code.

Thomas Jahn, Chief Executive Officer, and Mark J. Lustig, Chief Financial Officer of the Company, each certifies pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of ActivIdentity Corp.

/s/ THOMAS JAHN
Thomas Jahn
Chief Executive Officer

February 11, 2008

/s/ MARK J. LUSTIG
Mark J. Lustig
Chief Financial Officer

February 11, 2008

A signed original of this written statement as required by Section 906 has been provided to ActivIdentity Corporation and will be retained by ActivIdentity Corporation and furnished to the Securities and Exchange Commission or its staff upon request.